Exhibit 11.3

Letter of Consent

March 16, 2018

I, Daniel K. Godwin, hereby consent to the quotation and summary of my Appraisal Update and/or Completion Report, originally issued to Brian Shibley on January 4, 2018 (attached), in the Offering Statement on Form 1-A of UC Asset LP as filed with the Securities and Exchange Commission.

/s/ Daniel K. Godwin	3/19/2018

Daniel K. Godwin

GGE Appraisals

2280 N Custer Rd Ste 102

Mckinney, TX 75071

Tel: 972-998-5334

Appraisal Update and/or Completion Report	File No. TBD CR 613 72.54A

The purpose of this report form is to provide the lender/client with an accurate update of an appraisal and/or to report a certification of completion. The appraiser must identify the service(s) provided by selecting the appropriate report type.

Property Address 1584 CR 613		Unit #
City Farmersville	State TX	Zip Code 75442
Legal Description ABS A0685 Ed Ohara Survey, Tract 5, 72.53 Acres		County Collin
Borrower NA Contract Price $ Date of Contract		Effective Date of Original Appraisal 12/14/2016
Property Rights Appraised ☒ Fee Simple ☐ Leasehold ☐ Other (describe)		Original Appraised Value $905,000

Original Appraiser Daniel K Godwin	Company Name	Aabico, Inc
Original Lender/Client United China Fund/Brian Shibley	Address

☐ SUMMARY APPRAISAL UPDATE REPORT

INTENDED USE: The intended use of this appraisal update is for the lender/client to evaluate the property that is the subject of this report to determine if the property has declined in value since the date of the original appraisal for a mortgage finance transaction.

INTENDED USER: The intended user of this appraisal update is the lender/client.

SCOPE OF WORK: The appraiser must, at a minimum: (1) concur with the original appraisal, (2) perform an exterior inspection of the subject property from at least the street, and (3) research, verify, and analyze current market data in order to determine if the property has declined in value since the effective date of the original appraisal.

HAS THE MARKET VALUE OF THE SUBJECT PROPERTY DECLINED SINCE THE EFFECTIVE DATE OF THE PRIOR APPRAISAL? ☐ Yes ☒ No
The market value has not declined. Values appear to be stable at this time.

APPRAISER’S CERTIFICATION: The appraiser certifies and agrees that:

1.	I have, at a minimum, developed and reported this appraisal update in accordance with the scope of work requirements stated in this appraisal update report and concur with the analysis and conclusions in the original appraisal.
2.	I performed this appraisal update in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal update was prepared.
3.	I have updated the appraisal by incorporating the original appraisal report.
4.	I have summarized my analysis and conclusions in this appraisal update and retained all supporting data in my work file.

SUPERVISORY APPRAISER’S CERTIFICATION: The Supervisory Appraiser certifies and agrees that:

1.	I directly supervised the appraiser for this appraisal update assignment, have read the appraisal update report, and agree with the appraiser’s analysis, opinions, statements, conclusions, and the appraiser’s certification.
2.	I accept full responsibility for the contents of this appraisal update report including, but not limited to, the appraiser’s analysis, opinions, statements, conclusions, and the appraiser’s certification.

☐ CERTIFICATION OF COMPLETION

INTENDED USE: The intended use of this certification of completion is for the lender/client to confirm that the requirements or conditions stated in the appraisal report referenced above have been met.

INTENDED USER: The intended user of this certification of completion is the lender/client.

HAVE THE IMPROVEMENTS BEEN COMPLETED IN ACCORDANCE WITH THE REQUIREMENTS AND CONDITIONS STATED IN THE ORIGINAL APPRAISAL REPORT?  ☐ Yes    ☐  No
If No, describe any impact on the opinion of market value.________________________________________________________________________

APPRAISER'S CERTIFICATION: I certify that I have performed a visual inspection of the subject property to determine if the conditions or requirements stated in the original appraisal have been satisfied.

SUPERVISORY APPRAISER’S CERTIFICATION: I accept full responsibility for this certification of completion.

SIGNATURES

ADDITIONAL CERTIFICATION: I/we certify that if this report was transmitted as an “electronic record” containing my “electronic signature,” as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this report containing a copy or representation of my signature, the report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

APPRAISER	SUPERVISORY APPRAISER (ONLY IF REQUIRED)

Signature	Signature

Name Daniel K Godwin	Name

Company Name GGE Appraisals	Company Name

Company Address 2280 N Custer Rd Ste 102 Mckinney, TX 75071	Company Address

Telephone Number 972-998-5334	Telephone Number

Date of Signature and Report 12/16/2016	Date of Signature

Effective Date of Appraisal Update 01/04/2018	State Certification #

Date of Inspection 01/04/2018	or State License #

State Certification # TX 1360344 R	State
Expiration Date of Certification or License
or State License #

or Other (describe) State #

State

Expiration Date of Certification or License 10/31/2018
SUPERVISORY APPRAISER
CURRENT LENDER/CLIENT
¨ Did not inspect subject property

Name	¨ Did inspect exterior of subject property from street
Company Name United China Fund/Brian Shibley	Date of Inspection
Company Address	¨ Did inspect interior and exterior of subject property
¨ Date of Inspection

Appraisal